CUSIP No. 23129R 10 8	13G

EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

          The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  July 11, 2016

HUSSMAN INVESTMENT TRUST

By:

/s/ John P. Hussman
Name: John P. Hussman
Title: President

HUSSMAN STRATEGIC ADVISORS, INC.

By:

/s/ John P. Hussman
Name: John P. Hussman
Title: President